Exhibit 10.2

FORM OF PROMISSORY NOTE

$____________	December 1, 2023

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of ________________, a ________________ (together with its successors and/or assigns, collectively, the “Holders” and each individually, a “Holder”), the principal sum of ___________________ U.S. DOLLARS ($__________), together with interest accruing at the Interest Rate (as defined below) on the outstanding amount of principal. This Promissory Note (the “Note”) evidences advances made pursuant to that certain Note and Warrant Purchase Agreement dated as of December 1, 2023 (the “Purchase Agreement”), by and among the Company, each Holder party thereto from time to time, and the collateral agent named therein (“Collateral Agent”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1. Maturity. Subject to the provisions of Section 4 below, the entire unpaid principal sum of the Note disbursed and outstanding, together with any and all accrued interest thereon remaining unpaid, and any other sums due to the Holders in connection with the Indebtedness evidenced by this Note, shall be due and payable in full on June 1, 2025.

2. Interest; PIK Option. Subject to the provisions of Section 4 below, the Company will pay cash interest on the funded principal amount at an annual rate equal to eleven percent (11%) (the “Interest Rate”), on a quarterly basis; provided, however, at the Company’s option, upon thirty (30) days’ prior written notice to Collateral Agent and the Holders, any such quarterly interest payment hereunder may be satisfied, in lieu of paying such cash interest, by adding an equivalent amount to the principal amount of the Note (“PIK Interest”). Notwithstanding anything to the contrary, the first quarterly interest payment due and owing hereunder will be satisfied with PIK Interest.

3. Optional Redemption. Subject to the provisions of Section 4 below, the Company shall have the right to redeem: (a) at any time prior to the first anniversary of the date of this Note, all or any portion of the indebtedness outstanding under this Note (together with all accrued and unpaid interest, including PIK Interest) upon thirty (30) days’ prior written notice to the Holders for an amount equal to one hundred and twenty percent (120%) of the outstanding principal amount so being redeemed, and (b) at any time on or after the first anniversary of the date of this Note, all or any portion of the indebtedness outstanding under this Note (together with all accrued and unpaid interest, including PIK Interest) upon thirty (30) days’ prior written notice to the Holders.

4. Default; Remedies; Default Interest.

(a) Default. The occurrence of a “default” or “event of default” under any of the Transaction Documents shall constitute an “Event of Default” hereunder.

(b) Remedies upon Default. Upon the occurrence and continuation of an Event of Default that has not been cured in accordance with the terms of the Purchase Agreement, or at any time thereafter, at the option of the Holders holding a majority of the amount then-outstanding under this Note, all Indebtedness hereunder immediately will become due and payable upon written notice to the Company from any Holder, and the Holders shall be entitled to exercise its other rights and remedies set forth in the Purchase Agreement.

(c) Default Interest. Notwithstanding anything to the contrary, upon the occurrence and continuation of an Event of Default that has not been cured in accordance with the terms of the Purchase Agreement, the Indebtedness hereunder shall bear interest at a per annum interest rate equal to the Interest Rate plus three percent (3.0%).

5. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(a)); provided, however, that any notice to Holder must be delivered via e-mail in order to be deemed delivered hereunder:

If to the Company:	Odyssey Marine Exploration, Inc. 205 S. Hoover Blvd., Suite 210 Tampa, Florida 33607 Attention: Legal E-Mail: legal@odysseymarine.com

With a copy to:	Akerman LLP 401 East Jackson Street, Suite 1700 Tampa, Florida 33602 Attention: David M. Doney, Esq. E-Mail: david.doney@akerman.com

If to the Holder:

With a copy to:

(b) Interpretation. For purposes of this Note, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. Unless the context otherwise requires, references herein: (1) to Sections mean the Sections of, and Exhibits attached to, this Note; (2) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (3) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(c) Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

(d) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e) Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights or obligations hereunder. Any Holder may assign all or any portion of its rights hereunder with the written consent of Collateral Agent, such consent not to be unreasonably withheld, conditioned or delayed, in substantially the form of assignment attached hereto as Exhibit A, or such other form as Collateral Agent may agree.

(f) Amendment and Modification; Waiver. This Note may only be amended, modified, or supplemented by an agreement in writing signed by the Company, Administrative Agent, and each Holder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(g) Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO THE COMPANY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) Waiver of Jury Trial. THE COMPANY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE COMPANY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY HOLDER WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE COMPANY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE COMPANY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE COMPANY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE FINANCIAL ACCOMMODATIONS MADE FOR THE BENEFIT OF THE COMPANY HEREUNDER AND UNDER THE OTHER TRANSACTION DOCUMENTS.

(h) Electronic Signatures. A signed copy of this Note (and any assignment hereof) delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note; provided, however, that the Company shall deliver an original signature page to this Note (and any assignment hereof) within ten (10) days of any Holder’s written request therefor.

[Signatures page follows]

IN WITNESS WHEREOF, this Note has been duly executed by an authorized officer of the Company as of the date first written above.

COMPANY:

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:	Mark D. Gordon
Title:	Chief Executive Officer and Chairman

[Signature Page to Promissory Note]

EXHIBIT A

FORM OF ASSIGNMENT OF PROMISSORY NOTE

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF PROMISSORY NOTE (the “Assignment”), effective as of _______________, 20____ (the “Assignment Effective Date”), is made by _________________________ (“Assignor”) in favor of _________________________ (“Assignee”).

Assignor does hereby assign, transfer and convey unto the Assignee an amount equal to $_____________ of Assignor’s right, title, and interest in and to that certain Promissory Note dated as of December 1, 2023, in the original principal amount of up to $____________ (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”), made by ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, and payable to the order of ___________________________________, TO HAVE AND TO HOLD the same unto Assignee and Assignee’s successors, assigns, heirs, and legal representatives forever.

This Assignment is made without representation or warranty of any kind except that Assignor does hereby represent and warrant to Assignee that: (i) Assignor is the owner and holder of all right, title, and interest in and to the Note (or portion thereof being assigned hereunder), and has full legal right, power, and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein; (ii) this Assignment constitutes the authorized valid and legally binding obligation of the Assignor enforceable against Assignor in accordance with its terms; (iii) the person who has executed this Assignment on behalf of Assignor is fully and lawfully authorized and empowered to cause Assignor to enter into and consummate this Assignment; (iv) Assignor has not previously assigned, transferred, conveyed or otherwise encumbered all or any portion of its interest in the Note (or portion thereof being assigned hereunder) being assigned hereunder; and (v) Assignor’s right, title, and interest in and to the Note (or portion thereof being assigned hereunder) is free and clear of any and all liens or encumbrances of any kind or nature whatsoever other than as disclosed in writing by Assignor to Assignee.

IN WITNESS WHEREOF, Assignor has executed this Assignment to be effective as of the Assignment Effective Date.

ASSIGNOR:

By:
Name:
Title: